Lease Agreement
                  Business and Commercial





This Lease Agreement is made on December 1, 2002
BETWEEN
                   THE TROY HILLS REALTY CO., LP


whose address is 1280 Route 46, Parsippany, New Jersey  07054 herein designated as the "Landlord,"


AND
                      CAPITAL FINANCIAL CORP.

whose address is 1280 Route 46, Parsippany, New Jersey 07054 herein designated as the "Tenant."


1. Premises. The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

2.  Term.  For a term of Thirty-six (36) months commencing on January 1, 2003,
and ending on   December 31, 2005.

3. Use. To be used and occupied only and for no other purpose than business office and any other lawful use incidental thereto. The Tenant shall not, and will not allow others, to occupy or use the leased premises or any part thereof for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

4  Rent.  The Tenant agrees to pay  $131,760.00 (One Hundred Thirty-One
Thousand Seven Hundred Sixty Dollars)   as rent, to be paid as follows:
$3,660.00 per month,   due on   January 1, 2003   and the first (1st) day
of each month thereafter.  The   security deposit is due upon the signing
of the Lease by the Tenant. The Tenant must pay a late charge of $50.00 as additional rent for each payment that is more than 5 days late. This late charge is due with the monthly rent payment. The Tenant must also pay a fee of $50.00 as additional rent for any dishonored check.

5. Repairs and Care. The Tenant has examined the premises and has entered into this Lease without any representation on the part of the Landlord as to
the condition thereof.*     The Tenant shall take good care of the premises
and shall at the Tenant's own cost and expense, make all repairs, including painting, decorating, and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof; shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs. Landlord shall keep the premises free from ice and snow *see paragraph 41

6. Alterations and Improvements. No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall he installed in or attached to the leased premises, without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, etc., when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury.

7. Signs. The Tenant shall not place nor allow to be placed any signs, upon, in or about the said premises, except as may be consented to by the
Landlord in writing.  In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but s hall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances
or other laws and regulations applicable thereto.   Landlord will install a
new sign panel on both sides of the lawn sign, at Landlord's cost and expense.

8. Utilities. The Landlord shall pay when due all charges for water or other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or charged to the Landlord by the suppliers thereof during the term hereof.

9. Compliance with Laws etc. The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of all Governmental or Public Authorities and of all their subdivisions, applicable to and affecting the said premises, their use and occupancy, and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

10. Assignment. The Tenant shall not, without the written consent of the Landlord, assign, mortgage or hypothecate this Lease, nor sublet or sublease the premises or any part thereof.

11. Liability Insurance. The Tenant, at Tenant's own cost and expense, shall obtain or provide and keep in full force for the benefit of the Landlord, during the term hereof; general public liability insurance, insuring the Landlord against any and all liability or claims of liability arising out of; occasioned by or resulting from any accident or otherwise in or about the leased premises for injuries to any persons, for limits of not less than $500,000.00 for property damage, $500,000.00 for injuries to one person and $ 1,000,000.00 for injuries to more than one person, in any one a accident or occurrence. The insurance policies shall be with companies authorized to do business in this State and shall be delivered to the
 Landlord, together with proof of payment, not less than fifteen (15) days prior to the commencement of the term hereof or of the date when the Tenant shall enter in possession, whichever occurs sooner. At least fifteen days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

12. Indemnification. The Tenant also agrees to and shall hold harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors.

13. Mortgage Priority. This Lease shall not be a lien against the said premises with respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgages shall have preference and be superior and prior in lien to this Lease, irrespective of the date of recording.
 The Tenant agrees to execute any instruments, without cost, which may be deemed necessary, to further effect the subordination of this Lease to any such mortgages. A refusal by the Tenant to execute such instruments is a violation and shall entitle the Landlord to cancel this Lease.

14. Condemnation Eminent Domain. If any portion of the premises of which the leased premises are a part shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof; or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said l and and premises or any portion thereof; then this Lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing. The Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings. All rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises of any portion thereof. The Tenant agrees to vacate the said premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord. The Tenant shall repay the Landlord for such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

15. Fire and Other Casualty. In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If; in the opinion of the Landlord, the premises are so substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if; in the opinion of the Landlord, the premises are so substantially damaged that the Landlord decides not to rebuild, then the rent shall be paid up to the time of such destruction and thenceforth this Lease shall come to an end. However, the provisions of this clause shall not become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement.

16. Reimbursement of Landlord. If the Tenant shall fail or refuse to comply with any of the terms and conditions of this Lease, the Landlord may carry out and perform such conditions at the cost and expense of the Tenant, which amounts shall be payable on demand to the Landlord. This remedy shall be in addition to such other remedies as the Landlord may have by reason of the breach by the Tenant of any of the terms and conditions of this Lease.

17. Increase of Insurance Rates. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and in insurance companies acceptable to the Landlord, the Landlord may, at any time, terminate this Lease, upon giving to the Tenant fifteen (15) days' notice in writing of the Landlord's intention so to do. Upon the giving of such notice, this Lease shall terminate.

 Page 2

If by reason of the use to which the premises are put by the Tenant or character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as rent, the amounts by which the premiums for such insurance are increased.

18. Inspection and Repair. The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord or be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

19.  Right to Exhibit.   The Tenant agrees  to permit  the Landlord  and the
Landlord's agents, employees or other,after ninety (90) days next preceding the expiration of the term hereof, to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation. Premises may be shown to prospective tenants with prior notice during this period.

20. Removal of Tenant's Property. Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

21. Remedies Upon Tenant's Default. If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter, possess and enjoy the said premises. The Landlord may then re4et the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

22. Termination on Default. If any of the contingencies set forth in the preceding clause occur, or should the Tenant be adjudicated as bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, at any time thereafter, terminate this Lease and the term hereof, upon giving to the Tenant, five (5) days' notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damage.

23. Non-Liability of Landlord. The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or the Landlord's or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of, or failure beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

24. Non-Waiver by Landlord. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative. The failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option, or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

25. Non-Performance by Landlord. This Lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

26. Validity of Lease. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

27. Notices. All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

Page 3

29. Title and Quiet Enjoyment. The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

29. Entire Contract. This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

30. Tax Increase. If in any calendar year during the term and of any renewal or extension of the term hereof, the annual municipal taxes assessed against the land and improvements leased hereunder or of which the premises herein leased are a part, shall be greater than the municipal taxes assessed against the said lands and improvements for the calendar year 2002, which is hereby designated as the base year, then, in addition to the rent herein fixed, the Tenant agrees to pay a sum equal to their proportionate share
as to the entire building   of the amount by which said tax exceeds the
annual tax for the base year, inclusive of any increase during any such calendar year. The said sum shall be considered as additional rent and shall be paid in as many equal installments as there are months remaining in the calendar year in which said taxes exceed the taxes for the base year, on the first day of each month in advance, during the remaining months of that year. If the term hereof shall commence after the first day of January or shall terminate prior to the last day of December in any year, then such additional rent resulting from a tax increase shall be proportionately adjusted for the fraction of the calendar year involved.

31. Liens. If any construction or other liens shall be created or filed against the leased premises by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall upon demand, at the Tenant's own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any lien claims that may have been filed. Failure so to do, shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to such as are permitted by law.

32. Waiver of Subrogation Rights. The Tenant waives all rights of recovery against the Landlord or Landlord's agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenant is insured. The Tenant shall obtain from Tenant's insurance carriers and will deliver to the Landlord, waivers of the subrogation rights under the respective policies.

33. Security. The Tenant has this day deposited with the Landlord the sum of $5490.00 as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be released by the Tenant from all liability to return such security. This provision shall be applicable to every change in title and does not permit the Landlord to retain the security after termination of the Landlord's ownership. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

34. Conformation with Laws and Regulations. The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

35. Number and Gender. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.


In Witness Whereof, the parties have set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written. See attached addendum

Witnessed or Attested by:

__________________________      ________________________________________
                                THE TROY HILLS REALTY CO., LP, Landlord


__________________________      ________________________________________
                                Richard G. Gagliardi
                                CAPITAL FINANCIAL CORP., TENANT





ADDENDUM to Lease between THE TROY HILLS REALTY CO., Landlord and CAPITAL FINANCIAL CORP., Tenant, dated December 10, 2002.


36th:   Tenant shall be responsible for all internal janitorial services pertaining to their own offices.

37th:   The Tenant shall have the option to renew this lease for an additional 2 year term at a rental rate of $3,880 per month. In order to exercise said option, tenant must notify landlord in writing on or before the 32nd month of this lease (July 1, 2005)

38th:   It is understood and agreed that Tenant shall give at least ninety
(90) days notice, in writing, to the landlord of their desire to extend their Lease or vacate upon the expiration of this lease. Failure to give property notice, in writing, shall result in the loss of security.

39th:   It is understood and agreed that these premises contain wall-to-wall carpeting, which is the property of the Landlord, and shall be returned to the Landlord in a manner and condition similar to its present condition, reasonable wear and tear excepted.

40th:   Heating and air-conditioning to be provided Monday through Friday,
8:30 a.m. to 5:30 p.m. excluding holidays.

41st:   The landlord, at this cost and expense will perform the following renovations:

     1. 3rd Floor office will receive 100% new 26 oz. Nylon commercial grade carpet, color from Landlord supplied chart.

     2. (4) private offices shall be constructed in accordance with attached sketch

     3.  Closet adjoining conference room shall be modified to accept coats.

     4. All walls and trim shall be repainted and any damaged ceiling tile replaced.

     5.  This work shall be accomplished between 12/01 and 12/14/02.
          2nd floor renovations shall commence on or about 12/20/02.
               1.  Divide large rear office in two (2) approx. equal rooms
               2.  Removal of wall to create new reception area
               3.  Carpet, paint and tile work idential to 3rd floor specs
               4.  Work to be complete by 12/30/02



                                 THE TROY HILLS REALTY CO., LP, Landlord



                                  By:  s/Gerald J. Vuolo
                                       Gerald J. Vuolo



                                  By:  s/Richard G. Gagliardi
                                       Richard G. Gagliardi, President
                                       CAPITAL FINANCIAL CORP., Tenant